FOR IMMEDIATE RELEASE

                       DEPARTMENT 56 REPORTS 1996 EARNINGS
                 FIRST QUARTER ORDERS LOWER AS RETAIL INVENTORY
                           REDUCTION EFFORTS CONTINUE

February 20, 1997 - Eden Prairie, MN - Department 56 today reported revenue and earnings for the fourth quarter and twelve months ended December 28, 1996. For the quarter, revenue was $34.3 million, compared to $47.2 million in the prior year. Net income was $4.2 million or $0.19 per share, compared to $5.5 million, or $0.25 per share in the prior year.

For the year, revenue was $228.8 million compared to $252.0 million in the prior year. Net income was $45.7 million or $2.10 per share compared to $47.9 million or $2.20 per share in the prior year. Net income and earnings per share are before an extraordinary charge in 1995 and excluding the effect of import duties in both years.

"Results for 1996 were in line with our expectations," said Susan Engel, President and CEO of Department 56. "During the year we took some tough, but necessary steps to strengthen and protect our unique collectible brands by responding to excess retail inventory levels. Although substantial efforts were taken in 1996 to reduce inventory at retail, 1997 will continue to be a year of transition, as retailers work to further reduce their inventory," she added.

As a result, dealer orders through February 15, 1997, are down 11% against the comparable period last year. While orders for new product introductions continue to be strong, first quarter reorders of existing products are down as dealer inventory levels are sufficient for many items. Also, the company purposely introduced fewer new Village pieces in January in order to balance the emphasis at retail between new and existing pieces with the goal of advancing the inventory reduction process. " We attribute the decline in orders to date primarily to a necessary and healthy correction in retail inventory levels," Engel commented.

                                     #more#

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In addition, Engel said, "independent research suggests continuing growth in underlying consumer demand, as well as progress already made toward retail inventory reduction, supporting our confidence in the future." Engel cited five findings:

     Retail sales of Department 56 collectible lines grew in 1996.
     Dealers expect continued retail sales growth in 1997.
     Dealers cite new collectors as an important reason for their growth. Existing collectors continue to show enthusiasm for Department 56 collectible lines.
     Dealers experienced a reduction in their retail inventory levels of current product.

Department 56, Inc. is a leading designer, importer and distributor of fine quality collectibles and other specialty giftware products sold through gift and home accessory retailers. The Company is best known for its series of collectible, handcrafted lit ceramic and porcelain houses, buildings and related accessories in The Original Snow Village Collection and The Heritage Village Collection. In addition, Department 56, Inc. offers an extensive line of holiday and home decorative products, including its Snowbabies collectible porcelain and pewter hand-painted figurines, Christmas decorative products and other giftware items.

NOTE CONCERNING FORWARD-LOOKING STATEMENTS

The statements in this press release relating to matters that are not historical facts are "forward-looking statements" that involve risks and uncertainties. Among other assumptions, the forward-looking statements regarding retail inventory levels and consumer demand are based on market research conducted for the Company and assume that consumer demand and retail inventory levels will follow the findings of, and dealer statements made in, this research. Moreover, these forward-looking statements are also based on retail inventory reports from certain dealers of the Company's products and assume that such reports were correct when made and are reflective of the market as a whole. General and giftware industry economic conditions are also assumed to remain stable.

Actual results may vary from these forward-looking statements and the assumptions on which they are based. The forward-looking statements in this press release speak as of this date only. The Company undertakes no obligation to update such forward-looking statements or publish any forward-looking statements in the future.

                           # Financial Tables Follow #

                               DEPARTMENT 56, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                     ASSETS
                                             December 28,   December 30,
                                                 1996           1995
                                             ------------   ------------
CURRENT ASSETS
  Cash and cash equivalents                  $  46,405      $   7,805
  Accounts receivable, net                      35,603         34,271
  Inventories                                   20,526         29,059
  Other current assets                           6,769          6,544
                                             ------------   ------------
        Total current assets                   109,303         77,679

PROPERTY AND EQUIPMENT, net                     12,318         12,445
GOODWILL AND TRADEMARKS, net                   163,618        168,195
OTHER ASSETS                                       494            766
                                             ------------   ------------
                                             $ 285,733      $ 259,085
                                             ------------   ------------
                                             ------------   ------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Current portion of long-term debt          $  20,000      $  20,000
  Accounts payable                               7,618          6,599
  Other current liabilities                     13,688         15,065
                                             ------------   ------------
        Total current liabilities               41,306         41,664

DEFERRED TAXES                                   7,670          7,135
LONG-TERM DEBT                                  40,000         60,000
STOCKHOLDERS' EQUITY                           196,757        150,286
                                             ------------   ------------
                                             $ 285,733      $ 259,085
                                             ------------   ------------
                                             ------------   ------------

                               DEPARTMENT 56, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                             Quarter Ended                   Year Ended
                                                       -------------------------      -------------------------
                                                      December 28,   December 30,    December 28,   December 30,
                                                          1996           1995            1996           1995
                                                      ------------   ------------    ------------   ------------
NET SALES                                              $  34,292      $  47,211       $ 228,775      $ 252,047
COST OF SALES                                             13,631         20,825          95,190        110,008
                                                      ------------   ------------    ------------   ------------
 Gross profit                                              20,661         26,386        133,585        142,039
 Selling, general, and administrative expenses             12,122         13,910         48,306         47,889
 Goodwill and trademark amortization                        1,145          1,144          4,577          4,577
 Recovery of import duties, net (1)                            -             (53)          (453)        (2,872)
                                                      ------------   ------------    ------------   ------------
OPERATING INCOME                                            7,394         11,385         81,155         92,445
 Interest expense                                           1,473          2,338          6,063          9,582
 Other income, net                                           (276)          (194)          (648)          (439)
                                                      ------------   ------------    ------------   ------------
INCOME BEFORE INCOME TAXES
 AND EXTRAORDINARY ITEM                                     6,197          9,241         75,740         83,302
INCOME TAXES                                                1,979          3,742         29,796         33,737
                                                      ------------   ------------    ------------   ------------
INCOME BEFORE EXTRAORDINARY ITEM                            4,218        $ 5,499      $  45,944    $    49,565

EXTRAORDINARY CHARGE DUE TO
 REFINANCING OF DEBT                                           -              -              -           1,312
                                                      ------------   ------------    ------------   ------------
NET INCOME (1)                                         $    4,218     $    5,499      $  45,944      $  48,253
                                                      ------------   ------------    ------------   ------------
                                                      ------------   ------------    ------------   ------------
INCOME BEFORE EXTRAORDINARY
 ITEM PER SHARE (1)                                          $.19           $.25         $ 2.11         $ 2.28
                                                      ------------   ------------    ------------   ------------
                                                      ------------   ------------    ------------   ------------
NET INCOME PER SHARE (1)                                     $.19           $.25         $ 2.11         $ 2.22
                                                      ------------   ------------    ------------   ------------
                                                      ------------   ------------    ------------   ------------
OPERATING CASH FLOW (2)                                                              $   88,101      $  99,070
                                                                                     ------------   ------------
                                                                                     ------------   ------------
INCOME BEFORE EXTRAORDINARY ITEM &
 RECOVERY OF IMPORT DUTIES AS A PERCENTAGE
 OF SALES                                                                                   20%            19%
                                                                                     ------------   ------------
                                                                                     ------------   ------------

(1) Net income for the quarter ended December 30, 1995, excluding the effect of the $53 pretax recovery of import duties, was $5,467, or $.25 per share. Income before extraordinary item for the year ended December 28, 1996, excluding the effect of the $453 pretax recovery of import duties, was $45,669 or $2.10 per share. Income before extraordinary item for the year ended December 30, 1995, excluding the effect of the $2,872 pretax recovery of import duties, was $47,856 or $2.20 per share.

(2) Earnings before interest, income taxes, depreciation and amortization expenses.